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                                     UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549


                                       FORM 8-K


                                   CURRENT REPORT \

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  October 9, 1998

                  Date of report (date of earliest event reported)



                                RELTEC CORPORATION
              (Exact name of registrant as specified in its charter)

    DELAWARE                       001-13947                94-3227019
----------------                 ------------          ----------------------
(State or other jurisdiction    Commission File        (I.R.S. Employer
or incorporation of             Number                 Identification Number)
organization)


5900 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO            44124-4019
---------------------------------------------------         ---------------
   (Address of Principal Executive Offices)                   (Zip Code)

                                    (440) 460-3600
                   -----------------------------------------------
                 (Registrant's telephone number,including area code)


                                   Not applicable
                  ------------------------------------------------
          (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 9, 1998, an indirect, wholly-owned subsidiary of RELTEC Corporation ("RELTEC" or the "Company"), complying with the requirements for compulsory acquisition under section 206 of the Canada Business Corporations Act (the "Compulsory Acquisition"), became the sole shareholder of Positron Fiber Systems Corporation, a Canadian corporation ("PFS"). On the same date, RELTEC, as sole shareholder, took control of PFS by removing the PFS Board of Directors, reducing the current authorized number of PFS directors and filling those vacancies with its nominees.

     RELTEC initiated the Compulsory Acquisition by mailing a notice on October 6, 1998 to PFS and all holders of PFS Common Shares (the "Remaining Shareholders") who had not accepted the terms of RELTEC's tender offer (the "Offer") dated August 21, 1998. On October 9, 1998, RELTEC deposited with PFS the aggregate consideration stipulated by the Canada Business Corporations Act to acquire the Common Shares of PFS not tendered into the Offer and PFS issued a share certificate to RELTEC representing those Common Shares. As a result, RELTEC became the sole shareholder of record of PFS. The process for Compulsory Acquisition requires the Remaining Shareholders to elect either to accept the per share amount as provided by the terms of the Offer or demand payment of "fair value." The election remains open to the Remaining Shareholders until November 18, 1998. Even though a Remaining Shareholder may demand payment of fair value, he or she will be deemed to have disposed of his or her Common Shares to RELTEC as of October 9, 1998.

     Pursuant to the Offer and the Compulsory Acquisition, the Company has paid an aggregate purchase price of $191.3 million to PFS shareholders to acquire the Common Shares. The purchase price paid by the Company was a result of arm's length negotiations between the Company and the Board of Directors of PFS. The Company does not anticipate that any significant additional amounts will be required to consummate the Compulsory Acquisition. The funds were obtained by the Company from available borrowing under its existing syndicated credit facility.

     Through its acquisition of PFS, the Company acquired PFS's advanced broadband access network system products and technology. PFS's broadband multiplexer products enable local telecommunications carriers to provide a wide range of high capacity voice, video and data communications services to their business and residential customers rapidly and cost effectively using advanced fiber optic technology. The combination of RELTEC and PFS creates a more comprehensive family of broadband access platforms for delivering multimedia services and enables RELTEC to broaden its customer base with a broader range of products. In addition, RELTEC plans to integrate PFS' technology into RELTEC's digital loop carrier products.

     The basic terms of the Offer and the Compulsory Acquisition were described in the "Offer To Purchase For Cash all of the Common Shares of Positron Fiber Systems Corporation dated August 21, 1998" filed on August 25, 1998 with respect to PFS which is incorporated by reference herein (Commission File Number 0-29352).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

     The financial statements of PFS which are required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed, as permitted by Item 7(a)(4) of Form 8-K.


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(b)  PRO FORMA FINANCIAL INFORMATION:

     The unaudited pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed, as permitted by Item 7(b)(2) of Form 8-K.

(c)  EXHIBITS:

     See Exhibit Index


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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             RELTEC Corporation

Date: October 22, 1998

                                             By: /s/ Valerie Gentile Sachs
                                                 -------------------------
                                             Name: Valerie Gentile Sachs
                                             Title:    Vice President, General
                                             Counsel and Secretary


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                                    EXHIBIT INDEX



EXHIBIT NUMBER      DESCRIPTION

2.1 Pre-Acquisition Agreement dated as of August 10, 1998 by and between RELTEC and PFS.

99.1 Schedule 14D-1F filed on August 25, 1998 with respect to PFS (Incorporated by reference: Commission File Number 0-29352)

99.2                Press Release announcing take down of PFS shares.

99.3                Press Release announcing completion of Tender Offer